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                                                                    Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                            DUNN COMPUTER CORPORATION

              The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation authorized by law to issue shares, pursuant to the provisions of the Virginia Stock Corporation Act, Chapter 9 of Title 13.1 of the Code of Virginia.

ARTICLE l.    NAME

              The name of this corporation is Dunn Computer
Corporation (the "Corporation").

ARTICLE 2.    PURPOSE

              The purpose of the Corporation is to engage in any lawful business not required to be set forth in the articles of incorporation for which corporations may be organized under the Virginia Stock Corporation Act.

ARTICLE 3.    CAPITAL STOCK

              The total number of shares that the Corporation shall have authority to issue is twenty-two million (22,000,000) shares, of which twenty million (20,000,000) shares shall be Common Stock, par value $0.001 per share ("Common Stock"), and two million (2,000,000) shares shall be Preferred Stock ("Preferred Stock"), par value $0.001 per share. To the extent permitted by the Virginia Stock Corporation Act, the Board of Directors, by an adoption of an amendment to the articles of incorporation, may fix in whole or part, the preferences, limitations and relative rights of (i) any class or shares before the issuance of any shares of that class or (ii) one or more series within a class before the issuance of any shares of that series.

ARTICLE 4.    DURATION

              The duration of the Corporation shall be perpetual.






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ARTICLE 5.    BOARD OF DIRECTORS

              5.1   TERMS OF DIRECTORS

              The directors shall be classified with respect to the time for which they severally hold office into three classes, Class I, Class II and Class III, with each group containing one-third of the total, as near as may be, and as shall be adjusted from time to time by the Board of Directors of the Corporation to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 1999 annual meeting of shareholders; each initial director in Class II shall hold office for a term expiring at the 2000 annual meeting of shareholders; and each initial director in Class III shall hold office for a term expiring at the 2001 annual meeting of shareholders. Notwithstanding the foregoing provisions of this Section 5.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal.

              5.2   NUMBER OF DIRECTORS

                    (a)  The total number of directors on the Board of

Directors shall be within a variable range of a maximum of fifteen (15) directors and a minimum of five (5) directors. The number of directors shall be as fixed or changed from time to time by (i) the Board of Directors, within the minimum and maximum, or (ii) the affirmative vote, at a meeting of the shareholders called for such a purpose, of not less than 66-2/3% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting.

                    (b) In the event of any increase or decrease in the number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly as equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

              5.3   REMOVAL OF DIRECTORS

                    (a) Except as otherwise provided pursuant to the provisions of the articles of incorporation relating to the rights of the holders of any class or series of shares of






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Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section 5.3(b) hereof) and only by the affirmative vote, at a meeting of the shareholders called for such a purpose, of not less than 66-2/3% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting. At least 30 days prior to such meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

                    (b) For purposes of this Section 5.3, "cause" shall mean (i) conduct as a director of the Corporation or any subsidiary involving dishonesty of a material nature or (ii) criminal conduct (other than minor infractions and traffic violations) that relates to the performance of the director's duties as a director of the Corporation or any subsidiary.

              5.4   VACANCIES ON THE BOARD OF DIRECTORS

                    Any vacancy occurring on the Board of Directors resulting from resignation, removal, death, an increase in the number of directors, or otherwise shall be filled only by vote of a majority of the directors then in office, whether or not a quorum, and the term of any directors so chosen shall expire at the next shareholders meeting at which directors are elected and until their successors shall be elected and qualified or until any such director's earlier death, resignation or removal.

              5.5   DIRECTORS ELECTED BY HOLDERS OF PREFERRED STOCK

                    The Board of Directors shall have the authority to authorize the election of all or a specified number of directors by the holders of one or more authorized classes of shares of Preferred Stock. Each class, or classes, of shares entitled to elect one or more directors is a separate voting group for purposes of the election of directors.

ARTICLE 6.    PREEMPTIVE RIGHTS

              No shareholder of the Corporation shall have any preemptive rights to purchase, subscribe for or otherwise acquire any stock or other securities of the Corporation, whether now or hereafter authorized, and any and all preemptive rights hereby are denied.






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ARTICLE 7.    SPECIAL MEETINGS

              Special meetings of the shareholders may be called at any time but only by (i) the Chairman of the Board of Directors of the Corporation, (ii) the President of the Corporation, (iii) a majority of the directors in office, even if less than a quorum, or (iv) the holders of more than 50% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, if such holders sign, date and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, provided that if an annual shareholders' meeting has not been held within 15 months after the Corporation's last annual shareholders' meeting, then the requisite percentage in clause (iv) of this Article 7 shall be 20%.

ARTICLE 8.    CRITERIA FOR EVALUATING CERTAIN OFFERS

              The Board of Directors, when evaluating any offer of another party to (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation with another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

              (a)   the interests of the shareholders of the Corporation;

              (b) whether the proposed transaction might violate federal or state laws;

              (c) the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and estimated future value as an independent entity; and


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              (d)   the social, legal and economic effects upon employees,
suppliers, subscribers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

ARTICLE 9.    CONTROL SHARE ACQUISITIONS

              Article 14.1 of the Virginia Stock Corporation Act shall not apply to acquisitions of shares of the Corporation.

ARTICLE 10.   LIMITATION ON LIABILITY

              To the fullest extent permitted by the law of the Commonwealth of Virginia, as presently in effect or as the same hereafter may be amended and supplemented, in any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, the damages assessed against an officer or director arising out of the single transaction, occurrence or course of conduct shall not exceed the sum of one dollar ($1.00). The liability of an officer or director shall not be limited as provided in this
Article 10 if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

ARTICLE 11.   INDEMNIFICATION

              (a) The Corporation shall to the fullest extent permitted by the law of the Commonwealth of Virginia, as presently in effect or as the same hereafter may be amended and supplemented, indemnify an individual who is or was a director or officer of the Corporation and who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (collectively, a "proceeding"), against any obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employee benefit plan) or other liability and reasonable expenses (including counsel fees) incurred with respect to such a proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law. The Corporation is authorized to contract in advance to indemnify and to make advances and reimbursements






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for expenses to any of its directors or officers to the same extent provided in this Article 11.

              (b) Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses reasonably incurred by a director or officer in a proceeding as described above upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment.

              (c) The determination that indemnification under this Article 11 is permissible, the authorization of such indemnification (if applicable), and the evaluation as to the reasonableness of expenses in a specific case shall be made as provided by law. Special legal counsel selected to make determinations under this Article 11 may be counsel for the Corporation. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make him or her ineligible for indemnification.

              (d) For the purposes of this Article 11, every reference to a director or officer shall include, without limitation, (i) every individual who is a director or officer of the Corporation, (ii) an individual who, while a director or officer, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (iii) an individual who formerly was a director or officer of the Corporation or who, while a director or officer, occupied at the request of the Corporation any of the other positions referred to in clause (ii) of this sentence, and (iv) the estate, personal representative, heirs, executors and administrators of a director or officer of the Corporation or other person referred to herein. Service as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Corporation shall be deemed service at the request of the Corporation. A director or officer shall be deemed to be serving an employee benefit plan at the Corporation's request if such person's duties to the Corporation also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.






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              (e)   Indemnification pursuant to this Article 11 shall not be
exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entitles other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. No person shall be entitled to indemnification by the Corporation, however, to the extent such person is actually indemnified by another entity, including an insurer. In addition to any insurance that may be maintained on behalf of any director, officer or other person, the Corporation is authorized to purchase and maintain insurance against any liability it may have under this
Article 11 to protect any of the persons named above against any liability arising from their service to the Corporation or to any other enterprise at the Corporation's request, regardless of the Corporation's power to indemnify against such liability. The provisions of this Article 11 shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or entities other than those named in this Article 11.

              (f) The provisions of this Article 11 shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to a proceeding may have occurred before such adoption. No amendment, modification or repeal of this Article 11 shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal. If any provision of this
Article 11 or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article 11, and to this end the provisions of this Article 11 are severable.

ARTICLE 12.   AMENDMENT OF BYLAWS

              To the extent permitted by the Virginia Stock Corporation Act, the bylaws may be amended only by (i) the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for such a purpose, of not less than 66-2/3% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote, voting together as a single class.

ARTICLE 13.   REGISTERED AGENT

              The post office address with street and number, if any, of the initial registered office of the Corporation in the Commonwealth of Virginia is c/o Parker Pollard & Brown, 5511 Staples Mill Road, Richmond, Virginia 23228. The county or city






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in the Commonwealth of Virginia in which the said registered office of the
Corporation is located is the County of Henrico.

              The name of the initial registered agent of the Corporation at the said registered office is Edward R. Parker. The said initial registered agent meets the requirements of Section 13.1-619 of the Virginia Stock Corporation Act, inasmuch as he is a resident of the Commonwealth of Virginia and a member of the Virginia State Bar. The business office of the said registered agent of the Corporation is identical with the said registered office of the Corporation.

              IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 25th day of February, 1998.



                                              -----------------------------
                                              John D. Vazzana

February 25, 1998